Exhibit 5.1

CRONE ROZYNKO LLP
101 Montgomery Street, Suite 1950 · San Francisco, CA 94104 · phone (415) 955-8900 · fax (415) 955-8910 · www.cronerozynko.com

July 28, 2006

Teda Travel Group Inc.
Suite 2102, Chinachem Century Tower
178 Gloucester Road, Wanchai, Hong Kong

              Re:              Registration Statement on Form SB-2 (the "Registration Statement") Teda Travel Group
                                  Inc. (the "Company")

Gentlemen:

               We have acted as counsel to Teda Travel Group Inc., a Delaware corporation (the "Company"), in connection with the preparation of the subject Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to up to 7,225,000 shares (the "Registered Shares") of the Company's common stock, par value $.001 per share (the "Common Stock") to be sold by the selling stockholders named in the Registration Statement. Of the Registered Shares, (i) 7,000,000 shares (the "Shares") have been issued to selling stockholders and (ii) 225,000 shares (the "Option Shares") will be issued from time to time upon exercise of stock options (the "Options") by certain selling stockholders.

               In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation and Bylaws of the Company, as amended; (b) resolutions of the Board of Directors of the Company authorizing the issuance of the Registerable Shares; (c) the Registration Statement and the exhibits thereto; (d) the agreements, instruments and documents pursuant to which the Registerable Shares were or are to be issued; and (e) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In such examination and in rendering the opinion expressed below, we have assumed: (i) the genuineness of all signatures on all documents submitted to us; (ii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iii) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, corporate records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (iv) the legal capacity of all individuals executing documents; and (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this letter. We have been engaged by the Company only in connection with specified matters, and do not represent the Company with respect to all legal matters or issues. The Company employs other independent counsel and handles certain legal matters and issues without the assistance of independent counsel.

               Based upon and subject to the foregoing, we are of the opinion that the Shares are, and the Option Shares (when issued pursuant to the terms of the Options and upon receipt by the Company of the agreed upon consideration therefore) will be, validly issued, fully paid and non-assessable.

               We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, the internal laws of the State of Delaware (based solely upon our review of a standard compilation thereof). This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

               This opinion is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

               We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Crone Rozynko LLP